UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2014

Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33658    20-0447377

(Commission File Number)    (IRS Employer Identification No.)

4955 Steubenville Pike Suite 405, Pittsburgh, Pennsylvania    15205

(Address of Principal Executive Offices)    (Zip Code)

(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Fifth Amendment to Revolving Credit and Security Agreement

On September 22, 2014, the Company entered into the Fifth Amendment to the Revolving Credit and Security Agreement (the "Fifth Amendment"), by and among Horsehead Corporation, Horsehead Metal Products, Inc. and Horsehead Zinc Powders, LLC (collectively, the "Borrower"), the Company, as guarantor, Chestnut Ridge Railroad Corp., as guarantor, the financial institutions party thereto and PNC Bank, National Association, as agent for the lenders. Horsehead, as borrower, and the Company, as guarantor, originally entered into the Revolving Credit and Security Agreement on September 28, 2011.

The Fifth Amendment amended certain provisions of the Credit Agreement including the definition of eligible receivables with respect to a certain customer for a stated time period. The Maximum Revolving Advance amount, however, was not increased. The Fifth Amendment has an effective date of September 22, 2014.

The description of the Fifth Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Fifth Amendment filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 22, 2014.

HORSEHEAD HOLDING CORP.

                                /s/ Robert D. Scherich
By:    Robert D. Scherich
Its:     Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fifth Amendment to Revolving Credit and Security Agreement, dated as of September 22, 2014, by and among Horsehead Corporation, Horsehead Metal Products, Inc. and Horsehead Zinc Powders, LLC (collectively the "Borrower"), Horsehead Holding Corp., as guarantor, Chestnut Ridge Railroad Corp., as guarantor, the financial institutions party thereto and PNC Bank, National Association, as agent for the lenders.